Exhibit 10.4

ONE STOP SYSTEMS, INC.

2015 STOCK OPTION PLAN

November 6, 2015

TABLE OF CONTENTS

1. PURPOSES OF THE PLAN	1
2. DEFINITIONS	1
3. STOCK SUBJECT TO THE PLAN	4
3.1 Maximum Number of Shares	4
3.2 Issued Shares Only	4
4. ADMINISTRATION OF THE PLAN	5
4.1 Plan Administrator.	5
4.2 Powers of the Administrator	5
4.3 Limitation of Liability	6
5. ELIGIBILITY	6
6. GENERAL TERMS AND CONDITIONS OF AWARDS	6
6.1 Type of Awards	6
6.2 Conditions of Award	6
6.3 Acquisitions and Other Transactions	7
6.4 Option Exchange Programs	7
6.5 Separate Programs	7
6.6 Time of Granting Awards	7
7. TERMS AND CONDITIONS OF OPTIONS	7
7.1 Designation of Option	7
7.2 Term of Option	7
7.3 Transferability of Options	7
7.4 Exercise Price	8
7.5 Exercise of Option	8
8. CONSIDERATION AND TAXES	10
8.1 Consideration	10
8.2 Taxes	10
9. CONDITIONS ON ISSUANCE OF AWARDS OR SHARES	11
10. ADJUSTMENTS ON CHANGES IN CAPITALIZATION OR CORPORATE TRANSACTION	11
10.1 Adjustments on Changes in Capitalization	11
10.2 Termination of Option in Event of Corporate Transaction	12
10.3 Acceleration of Option in Event of Corporate Transaction	13
11. EFFECTIVE DATE AND TERM OF PLAN	13
12. AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN	13
13. RESERVATION OF SHARES	14
14. NO EFFECT ON TERMS OF EMPLOYMENT OR CONSULTING RELATIONSHIP	14
15. NOT AN ERISA PLAN OR DEFERRED COMPENSATION PLAN	14
16. SHAREHOLDER APPROVAL	14
17. TAX TREATMENT	14
18. INFORMATION TO GRANTEE	15
EXHIBIT A: PLAN HISTORY	16

ONE STOP SYSTEMS, INC.

2015 STOCK OPTION PLAN

1.         PURPOSES OF THE PLAN. The purposes of this Stock Option Plan are to attract and retain the best available personnel; to provide additional incentive to Employees, Directors, and Consultants; and to promote the success of the Company’s business. Exhibit A lists the dates the Plan and any amendments are adopted and approved.

2.         DEFINITIONS. As used herein, the following definitions will apply:

“Administrator” means the Board of Directors or any committee appointed by the Board to administer the Plan.

“Applicable Laws” means the legal requirements relating to the administration of stock option plans, if any, under applicable provisions of federal and state securities laws, the corporate laws of the state of the Company’s incorporation, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Options granted to residents of that jurisdiction.

“Board” means the Board of Directors of the Company.

“Cause” will have the same meaning as such term is expressly defined in the then-effective written agreement between the Grantee and the Company or a Related Entity with respect to the termination by the Company or a Related Entity of the Grantee’s Continuous Service (unless a different definition is specified in the Option Agreement). In the absence of such a then-effective written agreement or definition, “Cause” will mean such termination is based on, in the determination of the Administrator, the Grantee’s: (a) refusal or failure to act in accordance with any specific, lawful direction or order of the Company or Grantee’s employer; (b) performance of any act or failure to perform any act in bad faith and to the material detriment of the Company or Grantee’s employer; (c) dishonesty, intentional misconduct, or material breach of any agreement with the Company or Grantee’s employer; or (d) commission of embezzlement, misappropriation of trade secrets, or any felony involving dishonesty, breach of trust, or physical or emotional harm to any person. At least fourteen (14) calendar days prior to the termination of the Grantee’s Continuous Service under (a) above, the Company will provide the Grantee with notice of the Company’s or such Related Entity’s intent to terminate, the reason therefor, and an opportunity for the Grantee to cure such defects in the Grantee’s service to the Company’s or such Related Entity’s satisfaction. During this fourteen (14)-day (or longer) period, no Award issued to the Grantee under the Plan may be exercised.

“Code” means the Internal Revenue Code of 1986, as amended, including the applicable regulations.

“Common Stock” means the common stock of the Company.

“Company” means One Stop Systems, Inc., a California corporation.

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“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render services to the Company or such Related Entity as an independent contractor.

“Continuous Service” means the provision of services to the Company or a Related Entity in any capacity of Employee, Director, or Consultant is not interrupted or terminated. Continuous Service will not be considered interrupted in the case of (a) any approved leave of absence; (b) transfers among the Company and any Related Entity, in any capacity of Employee, Director, or Consultant; (c) transfers to any successor to the Company’s business or assets in any Corporate Transaction or to any Parent, Subsidiary, or similar related entity of such successor, in any capacity of Employee, Director, or Consultant, to the extent determined by the Administrator; or (d) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director, or Consultant (except as otherwise provided in the Option Agreement). An approved leave of absence will include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment on expiration of such leave is guaranteed by statute or contract. The Administrator may, in its discretion, determine the transfer of a Grantee to an entity that does not qualify as a Related Entity will not terminate the Grantee’s Continuous Service.

“Corporate Transaction” means any of the following transactions to which the Company is a party:

(a)         merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated or to create a holding company that will be owned, directly or indirectly, by the persons who held the securities immediately before such transaction;

(b)         The sale, transfer, or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company’s subsidiary corporations) in connection with the complete liquidation or dissolution of the Company;

(c)         Any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to persons different from those who held such securities immediately before such merger, but excluding any such transition if the Administrator determines such transaction will not be a Corporate Transaction; or

(d)         Acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of SEC Rule 13d-3 under the Exchange Act, as defined below) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities, but excluding any such transaction if (i) such transaction is a debt or equity financing transaction approved by the Board, (ii) such transaction is a public offering, or (iii) the Administrator determines such transaction will not be a Corporate Transaction.

“Director” means a member of the Board or the board of directors of any Related Entity.

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“Disability” means a Grantee would qualify for benefit payments under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy; provided, however, if no such policy is in effect, Disability will mean a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

“Employee” means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director’s fee by the Company or a Related Entity will not be sufficient to constitute “employment” by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a)         If there exists a public market for the Common Stock, the Fair Market Value will be determined by the Administrator in accordance with applicable law and in a manner consistent with the requirements of Section 409A of the Code; or

(b)         In the absence of an established market for the Common Stock of the type described in (a) above, the Fair Market Value will be determined by the Administrator in good faith and in a manner consistent with Section 260.140.50 of Title 10 of the California Code of Regulations and with the requirements of Section 409A of the Code.

“Grantee” means an Employee, Director, or Consultant who receives an Option under the Plan.

“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

“Nonqualified Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

“Option” means an option to purchase Shares granted under the Plan.

“Option Agreement” means the written agreement evidencing the grant of an Option executed by the Company and the Grantee, including any amendments thereto.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

“Plan” means this One Stop Systems, Inc. 2015 Stock Option Plan.

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“Post-Termination Exercise Period” means the applicable period specified in the Option Agreement commencing on the date of termination of the Grantee’s Continuous Service. The applicable Post-Termination Exercise Period will depend on the reason for the termination of Continuous Service.

“Registration Date” means the first to occur of:

(a)         The closing of the first sale to the general public of (i) the Common Stock or (ii) the same class of securities of a successor corporation (or its Parent) issued in a Corporate Transaction in exchange for or in substitution of the Common Stock, in accordance with a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended; and

(b)         In the event of a Corporate Transaction, the date of the consummation of the Corporate Transaction if the same class of securities of the successor corporation (or its Parent) issuable in such Corporate Transaction will have been sold to the general public in accordance with a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or prior to the date of consummation of such Corporate Transaction.

“Related Entity” means any Parent, any Subsidiary, or any business, corporation, partnership, limited liability company, or other entity in which the Company, a Parent, or a Subsidiary holds a substantial ownership interest, directly or indirectly.

“Share” means a share of the Common Stock.

“Subsidiary” means a subsidiary corporation, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.         STOCK SUBJECT TO THE PLAN.

3.1         Maximum Number of Shares. Subject to the provisions of Subsection 11.1 below, the maximum aggregate number of Shares that may be issued in connection with all Options (including Incentive Stock Options) is one million five hundred thousand (1,500,000) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.

3.2         Issued Shares Only. Only Shares actually issued under the Plan in connection with an Option will be counted against the maximum aggregate numbers above. Any Shares (covered by an Option) that are forfeited or canceled, expire, are surrendered, or otherwise become unexercisable before the Shares have been issued under the Plan will be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares that may be issued under the Plan, and such unissued Shares will become available for future grant under the Plan. Shares that have been issued under the Plan will not be returned to the Plan and will not become available for future issuance under the Plan.

ONE STOP SYSTEMS, INC. 2015 STOCK OPTION PLAN

4.         ADMINISTRATION OF THE PLAN.

4.1       Plan Administrator. With respect to grants of Options to Employees, Directors, or Consultants, the Plan will be administered by (a) the Board or (b) a committee or subcommittee designated by the Board, which committee will be constituted in such a manner as to satisfy Applicable Laws and will consist of at least two individuals. Once appointed, the Administrator will continue to serve in its designated capacity until otherwise directed by the Board. Any action of the Administrator with respect to the Plan will be final, conclusive, and binding on all persons, including the Company, any Related Entity, any Grantee, and any other person claiming any rights under the Plan. The express grant of any specific power to the Administrator, a committee, or an Officer and the taking of any action by such Administrator, a committee, or an Officer will not be construed as limiting any power or authority of the Administrator or the Board.

4.2       Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator will have the authority, in its sole discretion.

(a)         To select the Employees, Directors, and Consultants to whom Options may be granted from time to time hereunder;

(b)         To determine whether and to what extent Options are granted hereunder;

(c)         To determine the number of Shares or the amount of other consideration to be covered by each Option granted hereunder;

(d)         To approve forms of Option Agreements for use under the Plan;

(e)         To determine the terms and conditions of any Option granted hereunder;

(f)         For Grantees in foreign jurisdictions only, to establish different or additional terms, conditions, rules, or procedures to accommodate the applicable rules or laws of such jurisdictions and to afford Grantees favorable treatment under such rules or laws; provided, however, any such term, condition, rule, or procedure that is inconsistent with the provisions of the Plan must be approved by the Board;

(g)         To establish additional terms, conditions, rules, or procedures to accommodate the terms of any Corporate Transaction, Option exchange program, Option deferral program, or other such program; provided, however, no Option will be subject to any such additional terms, conditions, rules, or procedures that are inconsistent with the provisions of the Plan;

(h)         To amend the terms of any outstanding Option granted under the Plan; provided, however, any amendment that would adversely affect the Grantee’s rights under an outstanding Option will not be made without the Grantee’s written consent, unless the Administrator determines the amendment is necessary to comply with any Applicable Law or accounting standard or to avoid adverse accounting treatment;

ONE STOP SYSTEMS, INC. 2015 STOCK OPTION PLAN

(i)         To define terms not otherwise defined in the Plan and to construe and interpret the terms of the Plan and Options, including, without limitation, any notice of award or Option Agreement granted under the Plan;

(j)         To prescribe, amend, and rescind rules and regulations relating to the Plan and Options that are not inconsistent with the terms of the Plan; and

(k)         To take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

4.3       Limitation of Liability. Each member of the Administrator, each member of the Board, and any Officer with authority to grant Options or administer the Plan in any way will be entitled to, in good faith, rely or act on any report or other information furnished to him or her by any Officer, Employee, Director, or Consultant of the Company or any Related Entity, the Company’s accountants, or other professional retained by the Company to assist in the administration of the Plan. No member of the Administrator or the Board, nor any Officer or Employee of the Company acting on behalf of the Administrator, will be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Administrator and the Board, and any Officer or Employee of the Company acting on their behalf, will, to the extent permitted by Applicable Law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

5.         ELIGIBILITY. Options other than Incentive Stock Options may be granted to Employees, Directors, and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent, or a Subsidiary. Any Options issued to an Employee, Director, or Consultant of a Related Entity must comply with the requirements of Section 409A of the Code. An Employee, Director, or Consultant who has been granted an Option may, if otherwise eligible, be granted additional Options. Options may be granted to such Employees, Directors, or Consultants who are residing in foreign jurisdictions, as the Administrator may determine from time to time.

6.         GENERAL TERMS AND CONDITIONS OF AWARDS.

6.1       Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director, or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of an Option.

6.2       Conditions of Award. Subject to the terms of the Plan, the Administrator will determine the provisions, terms, and conditions of each Option including, but not limited to, the Option vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) on settlement of the Option, payment contingencies, and satisfaction of any performance criteria. The Administrator may impose such restrictions, conditions, and limitations it determines are appropriate as to the timing and manner of exercise, sale, or transfer of any Options or Shares issued under an Option, including, without limitation, restrictions under an insider trading policy, restrictions with respect to the use of a specific brokerage firm, restrictions during any period the Administrator determines the prospectus for such Option may not contain all required information, restrictions requested by the underwriter engaged in a public offering of the Company’s securities, and clawback provisions. To the extent any terms in

ONE STOP SYSTEMS, INC. 2015 STOCK OPTION PLAN

an Option Agreement (or any other agreement relating to the Option) conflict with the terms of this Plan, the terms of this Plan will control.

6.3       Acquisitions and Other Transactions. The Administrator may issue Options under the Plan in settlement, assumption, or substitution for outstanding obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity, or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase, or other form of transaction.

6.4       Option Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Option under the Plan for other types of Options under the Plan on such terms and conditions as determined by the Administrator from time to time.

6.5       Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Options to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

6.6       Time of Granting Awards. The date of grant of an Option will for all purposes be the date on which the Administrator makes the determination to grant such Option. Notice of the grant determination will be given to each Employee, Director, or Consultant to whom an Option is so granted within a reasonable time after the date of such grant.

7.         TERMS AND CONDITIONS OF OPTIONS.

7.1       Designation of Option. An Option will be designated as either an Incentive Stock Option or a Nonqualified Stock Option. However, notwithstanding such designation, to the extent the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options that become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds One Hundred Thousand Dollars ($100,000), such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, will be treated as Nonqualified Stock Options. For this purpose, Incentive Stock Options will be taken into account in the order in which they were granted, and the Fair Market Value of the Shares will be determined as of the grant date of the relevant Option.

7.2       Term of Option. The term of each Option will be the term stated in the Option Agreement; provided, however, the term will be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant thereof or such shorter term as may be provided in the Option Agreement.

7.3       Transferability of Options. Nonqualified Stock Options will be transferable by will, by the laws of descent and distribution, to a revocable trust, or (to the extent provided in the Option Agreement) in a manner consistent with Rule 701(b) under the Securities Act or any successor rule. Incentive Stock Options may not be sold, pledged, assigned, hypothecated,

ONE STOP SYSTEMS, INC. 2015 STOCK OPTION PLAN

transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee.

7.4       Exercise Price. The exercise price for an Option will be as follows:

(a)       In the case of an Incentive Stock Option:

(i)       If granted to an Employee who at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per-Share exercise price will be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

(ii)       If granted to any Employee other than an Employee described in the preceding paragraph, the per-Share exercise price will be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(b)       In the case of a Nonqualified Stock Option granted to any person, the per-Share exercise price will be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(c)       Notwithstanding the foregoing provisions of this Section 8, in the case of an Option issued in accordance with Subsection 6.3 above, the exercise price for the Option will be determined in accordance with the principles of Sections 424(a) and 409A of the Code.

7.5         Exercise of Option.

(a)       Procedure for Exercise; Rights as a Shareholder.

(i)       Any Option granted hereunder will be exercisable at such times and under such conditions as specified in the Option Agreement or later authorized by the Administrator under the terms of the Plan.

(ii)       An Option will be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised, subject to the Grantee satisfying all other terms and conditions in the Plan or the Option Agreement. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder will exist with respect to Shares subject to an Option, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date falls prior to the date the stock certificate is issued, except as provided in the Option Agreement or in Subsection 10.1 below.

(b)       Exercise of Option Following Termination of Continuous Service. In the event of termination of a Grantee’s Continuous Service (but not in the event of a Grantee’s change of status from Employee, Director, or Consultant to any other status of Employee, Director, or

ONE STOP SYSTEMS, INC. 2015 STOCK OPTION PLAN

Consultant), such Grantee may exercise the Option to the extent the Grantee was entitled to exercise it at the date of such termination, or to such other extent as may be determined by the Administrator, during the periods set forth below. To the extent the Grantee is not entitled to exercise the Option at the date of termination, or if the Grantee does not exercise the Option to the extent so entitled within the applicable period, the Option will terminate.

(i)       The Grantee’s Option Agreement may provide in the event of termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Option will terminate concurrently with the termination of Grantee’s Continuous Service. The Grantee’s Option Agreement may specify a definition of Cause applicable to such Option (which may or may not be the same as the definition of Cause in Section 2 above).

(ii)       In the event of termination of a Grantee’s Continuous Service as a result of the Grantee’s Disability, the Grantee may exercise the Option within six (6) months from the date of such termination or such longer Post-Termination Exercise Period as may be set forth in the Option Agreement or subsequently approved by the Administrator in accordance with this Plan; provided, however, (A) in no event will the Option be exercisable after the expiration of the term as set forth in the Option Agreement and (B) if such Disability is not a “disability” as such term is defined in Section 422(e)(3) of the Code, in the case of an Incentive Stock Option, such Incentive Stock Option will automatically convert to a Nonqualified Stock Option after three (3) months following such termination.

(iii)       In the event of a termination of the Grantee’s Continuous Service as a result of the Grantee’s death, or in the event of the death of the Grantee during the applicable Post-Termination Exercise Period, the Grantee’s estate or a person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option within six (6) months from the date of the Grantee’s death or such longer Post-Termination Exercise Period as may be set forth in the Option Agreement or subsequently approved by the Administrator in accordance with this Plan, provided in no event will the Option be exercisable after the expiration of the term as set forth in the Option Agreement.

(iv)       In the event of termination of a Grantee’s Continuous Service as a result of the Grantee’s transfer by the Company to an entity that is not a Related Entity or as a result of Grantee’s employer ceasing to be a Related Entity, the Grantee may exercise the Option within thirty (30) days from the date of such termination or such longer Post-Termination Exercise Period as may be set forth in the Option Agreement or subsequently approved by the Administrator in accordance with this Plan, provided in no event will the Option be exercisable after the expiration of the term as set forth in the Option Agreement.

(v)       In the event of termination of a Grantee’s Continuous Service for any other reason, the Grantee may exercise the Option within thirty (30) days from the date of such termination or such longer Post-Termination Exercise Period as may be set forth in the Option Agreement or subsequently approved by the Administrator in accordance with this Plan, provided in no event will the Option be exercisable after the expiration of the term as set forth in the Option Agreement.

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(c)       Change of Status. In the event of a Grantee’s change of status from Employee, Director, or Consultant to any other status of Employee, Director, or Consultant, the Administrator will determine the extent to which the Option Agreement will continue to be exercisable and the extent to which the Option will continue to vest. In the event of a Grantee’s change of status from Employee to Consultant, an Employee’s Incentive Stock Option will convert automatically to a Nonqualified Stock Option after three (3) months following such change of status.

8.         CONSIDERATION AND TAXES.

8.1       Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued on exercise of an Option, including the method of payment, will be determined by the Administrator (and, in the case of an Incentive Stock Option, will be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(a)       Cash or check;

(b)       Surrender of Shares, by delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (or directing the Company to withhold Shares otherwise deliverable on exercise of the Option), which have a Fair Market Value on the date of exercise equal to the aggregate exercise price of the Shares as to which the Option will be exercised; provided, however, no such exercise of the Option will be allowed if the exercise would result in an accounting compensation charge with respect to the Shares used to pay the exercise price, unless otherwise specifically approved by the Administrator;

(c)       If the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure in accordance with which the Grantee (i) will provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) will provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(d)       Any combination of the foregoing methods of payment.

8.2       Taxes. No Shares will be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. On exercise of an Option, the Company will withhold or collect from the Grantee an amount sufficient to satisfy such tax obligations. If the Administrator allows the surrender or withholding of Shares to satisfy any tax withholding obligations, any such surrender or withholding will be limited to the extent necessary to avoid a minimum statutory withholding (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes) that could be imposed on the transaction, and in any case in which it would not result in an additional accounting compensation charge to the

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Company, tax obligations in excess of the minimum statutory withholding amounts as determined by the Company.

9.         CONDITIONS ON ISSUANCE OF OPTIONS OR SHARES.

(a)         Notwithstanding any other provision in the Plan or any Option Agreement, Options will not be granted and Shares will not be issued in accordance with any Option unless the issuance and delivery of such Option or Shares comply with all Applicable Laws and are approved by any regulatory body as may be required, and such issuance and delivery will be further subject to the approval of counsel for the Company with respect to such compliance. The Company reserves the right to restrict the delivery of Shares pursuant to any Option until all requirements of this section are satisfied as determined by the Company, in its sole discretion.

(b)         As a condition to the issuance of Shares in accordance with any Option, the Company may require the person receiving such Shares to represent and warrant at the time of such issuance that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Law.

(c)         As a condition to the issuance of Shares in connection with any Option, the Grantee agrees to comply with any applicable policies or procedures adopted by the Company regarding its stock (including, but not limited to, insider trader restrictions and pre-clearance procedures) that, in the opinion of counsel for the Company, are necessary or desirable for compliance with any Applicable Law.

(d)         As a condition to the grant of any Option, the Grantee agrees to forfeit all Options granted to the Grantee and to repay any gain realized and any benefit obtained from all such Options under the following circumstances: (i) any circumstances requiring a clawback (or required to be covered in a clawback policy) under any Applicable Law, or (ii) any circumstances set forth in a clawback or similar policy that is approved by the Administrator and applies generally to a class of Employees, Consultants, and/or Directors that includes the Grantee, including any such policy that may be approved after the date the Option was granted or exercised. The manner of repaying an amount subject to this clawback provision will be set forth in the applicable policy or determined by the Administrator in its sole discretion.

10.         ADJUSTMENTS ON CHANGES IN CAPITALIZATION OR CORPORATE TRANSACTION.

10.1         Adjustments on Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares that have been authorized for issuance under the Plan but as to which no Options have yet been granted or that have been returned to the Plan, any limits on the maximum number of Shares that may be issued to any Grantee or as a specific type of Option, the number of Shares covered by each outstanding Option, the exercise price of each such outstanding Option, and any other terms the Administrator determines require adjustment will be proportionately adjusted for (a) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares; (b) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; or, (c) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section

ONE STOP SYSTEMS, INC. 2015 STOCK OPTION PLAN

424(a) of the Code applies or a similar transaction; provided, however, conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” Such adjustment will be made by the Administrator, and its determination will be final, binding, and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason hereof will be made with respect to, the number or price of Shares subject to an Option.

10.2       Termination of Option in Event of Corporate Transaction. In the event of a Corporate Transaction, all Options will be subject to the agreement governing the Corporate Transaction, which need not treat Options identically and which will treat all Options in accordance with one or more of the following approaches:

(a)       The assumption of the Option (or portion) by the successor corporation or Parent thereof in connection with the Corporate Transaction.

(b)       The substitution of the Option (or portion) by the successor corporation or Parent thereof in connection with the Corporate Transaction, in which case the Option (or portion that has been substituted) will terminate on the consummation of the Corporate Transaction.

(c)       The Company will provide the Grantee with written notice of the Corporate Transaction and an exercise period for the Option of not less than ten (10) full days preceding the closing date of the Corporate Transaction, unless (A) a shorter period is required to permit a timely closing of the Corporate Transaction and (B) such shorter period still offers the Grantee a reasonable opportunity to exercise the Option. Any exercise of the Option during such period will be contingent on the closing of the Corporate Transaction. Any portion of the Option that is unexercised as of the closing of the Corporate Transaction will be terminated and will cease to be exercisable, subject to the consummation of the Corporate Transaction.

(d)       The Company or successor, or its Affiliate, will terminate the Option (or portion) and pay the Grantee an amount equal to the excess of (A) the Fair Market Value of the vested Shares subject to the Option (as of the effective date of the Corporate Transaction) over (B) the aggregate exercise price for such Shares; provided, however, if the exercise price exceeds the Fair Market Value, the Option may be terminated without any payment. The payment will be made in the same form—that is, cash, securities of the surviving corporation or its Affiliate, or other property with a Fair Market Value equal to the required amount—that is being paid to the Company’s shareholders in the Corporate Transaction, except as otherwise approved by the Administrator. If any portion of the consideration received by the Company’s shareholders in accordance with the Corporate Transaction will be paid on a contingent or delayed basis, the Administrator may, subject to Section 409A of the Code, either subject the payment to the same timing and conditions that apply to the shareholders’ consideration or determine the Fair Market Value of the Shares as of the time of the Corporate Transaction on the basis of the Administrator’s good faith estimate of the present value of the probable future payment of such consideration. Any termination of the Option and any payment for such Option will be contingent on the consummation of the Corporate Transaction.

ONE STOP SYSTEMS, INC. 2015 STOCK OPTION PLAN

10.3         Acceleration of Option in Event of Corporate Transaction.

(a)       Except as provided otherwise in an individual Option Agreement, in the event of a Corporate Transaction, each Option that is at the time outstanding under the Plan will automatically become fully vested and exercisable and be released from any restrictions on transfer (other than transfer restrictions applicable to Options) and repurchase or forfeiture rights, immediately before the specified effective date of the Corporate Transaction, for all of the Shares at the time represented by such Option if the Option is not assumed or substituted by the successor corporation or the Parent thereof in connection with the Corporate Transaction. For the purposes of accelerating the vesting and the release of restrictions applicable to Options under this Subsection (but not for purposes of termination of such Options), the Option will be considered substituted if, in connection with the Corporate Transaction, the Option is replaced with a comparable Option with respect to shares of capital stock of the successor corporation or Parent thereof or is replaced with a cash incentive program of the successor corporation or Parent thereof that preserves the compensation element of such Option existing at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to such Option. The determination of Option comparability above will be made by the Administrator, and its determination will be final, binding, and conclusive.

(b)       The Grantee’s Option Agreement may provide acceleration of vesting or exercisability of an Option in the event of any Corporate Transaction; provided, however, (i) such acceleration will be conditioned on the definition of a Corporate Transaction in this Plan, which will control over any different definition in an Option Agreement or employment agreement; (ii) such acceleration will not occur if the Option is either assumed by the successor corporation or Parent thereof or replaced with a comparable Option with respect to shares of the capital stock of the successor corporation or Parent thereof; and (iii) unless the shareholder approval requirements of Section 280G of the Code and the regulations thereunder are satisfied, such acceleration will be limited so no Grantee receives any benefit hereunder that constitutes an “excess parachute payment” under Section 280G, as determined by the Company’s accountants in their sole discretion, taking into account the aggregate value of all compensation payments or benefits to be paid or provided to the Grantee in connection with such Corporate Transaction under any other plan, agreement, or arrangement with the Company. The requirements of this Section may be waived only by the Board.

11.       EFFECTIVE DATE AND TERM OF PLAN. The Plan will become effective on the earlier to occur of its adoption by the Board or its approval by the shareholders of the Company, which dates are listed on Exhibit A. It will continue in effect for a term of ten (10) years unless sooner terminated by the Board. Subject to Section 16 below and Applicable Laws, Options may be granted under the Plan at and after the time it becomes effective.

12.       AMENDMENT, SUSPENSION, OR TERMINATION OF THE PLAN.

(a)       The Board may at any time amend, suspend, or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company will obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

(b)       No Option may be granted during any suspension of the Plan or after termination of the Plan.

ONE STOP SYSTEMS, INC. 2015 STOCK OPTION PLAN

(c)       Any amendment, suspension, or termination of the Plan (including termination of the Plan under Section 11 above) will not affect Options already granted, and such Options will remain in full force and effect as if the Plan had not been amended, suspended, or terminated, unless (i) mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company; (ii) the Administrator determines the amendment, suspension, or termination is necessary to comply with any Applicable Law or to avoid adverse accounting treatment; or (iii) the Administrator determines the amendment, suspension, or termination is not reasonably likely to diminish the benefits provided under such Options or any such diminishment has been or will be reasonably compensated.

13.       RESERVATION OF SHARES.

(a)         The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

(b)         The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

14.       NO EFFECT ON TERMS OF EMPLOYMENT OR CONSULTING RELATIONSHIP. The Plan will not confer on any Grantee any right with respect to the Grantee’s Continuous Service, nor will it interfere in any way with the Grantee’s right or the Company’s right to terminate the Grantee’s Continuous Service at any time, with or without cause, and with or without notice.

15.       NOT AN ERISA PLAN OR DEFERRED COMPENSATION PLAN. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended. The Plan is not a deferred compensation plan and is not intended to provide for the deferral of compensation under Section 409A of the Code. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Options will not be deemed compensation for purposes of computing benefits or contributions under any retirement plan or deferred compensation plan of the Company or a Related Entity and will not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.

16.       SHAREHOLDER APPROVAL. Continuance of the Plan will be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval will be obtained in the degree and manner required under Applicable Laws. Any Option that is granted or exercised before shareholder approval is obtained will be rescinded if shareholder approval is not obtained within the time prescribed, and Shares issued on the exercise of any such Option will not be counted in determining whether shareholder approval is obtained.

17.       TAX TREATMENT. Notwithstanding any other provision of the Plan, although the Administrator will use its best efforts to avoid the imposition of taxation, penalties, and interest under Section 409A of the Code and other provisions of the Code, the tax treatment of Options under the Plan will not be, and is not, warranted or guaranteed. Although the Company or its agents may provide information regarding tax consequence to Grantees for the convenience of Grantees

ONE STOP SYSTEMS, INC. 2015 STOCK OPTION PLAN

and their tax advisors, the Company and its advisors cannot give Grantees tax advice, and no Grantee may rely on such information or any other information from the Company or its advisors regarding the tax consequences of Options. All Grantees are advised to consult with their own tax consultants in connection with the purchase or disposition of Shares in accordance with an Option. Neither the Company, the Administrator, the Board, nor any of their agents or designees will be held liable for any taxes, penalties, or other monetary amounts owed by a Grantee, beneficiary, or other person as a result of any exercise, purchase, or payment under the Plan or the administration of the Plan. For example, the Administrator will in good faith determine the Fair Market Value of its Common Stock in accordance with the requirements of Section 409A and grant Options at or above such Fair Market Value on the date of grant so the Options are exempt from Section 409A, but there is no guarantee the Internal Revenue Service will agree with the Administrator’s determination, and if any taxing authority challenges the Fair Market Value determination and finds an Option is subject to Section 409A, the Grantee will not make any claim against the Administrator, the Board, the Company, or any valuation firm engaged by the Company.

18.       INFORMATION TO GRANTEE. During the term of any Option granted under the Plan, the Company will provide or otherwise make available to each Grantee a copy of such financial statements as it generally provides to its shareholders, at least annually; provided, however, the foregoing will not apply to the extent the Company complies with Rule 701 of the Securities Act with respect to the Plan; and provided further for purposes of determining compliance, any registered domestic partner will be considered a “family member,” as that term is defined in Rule 701.

EXHIBIT A

PLAN HISTORY

November 6, 2015: Board adopts Plan with an initial reserve of one million five hundred thousand (1,500,000) shares.

November __, 2015: Shareholders approve Plan with an initial reserve of one million five hundred thousand (1,500,000) shares.

ONE STOP SYSTEMS, INC. 2015 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

November __, 2015

TABLE OF CONTENTS

A. NOTICE OF STOCK OPTION AWARD	1
1. Grant of Option	1
2. Vesting Schedule	1
3. Termination of the Option	1
B. TERMS AND CONDITIONS OF OPTION	2
1. Terms of Option	2
2. Exercise of Option	3
3. Grantee’s Representations	4
4. Method of Payment	4
5. Restrictions on Exercise	5
6. Terminations, Leaves, and Changes in Continuous Service	5
7. Transferability of Option	6
8. Company’s Right of First Refusal	6
9. Lock-up Agreement	8
10. Stop-Transfer Notices and Refusal to Transfer	8
11. Clawbacks	8
12. Tax Consequences	9
13. Restrictive Legends	9
14. Notices	10
15. Electronic Delivery of Documents	10
16. Interpretation, Modification, and Enforcement of Option Agreement	10
17. No Rights as Shareholder Prior to Exercise	11
18. No Rights to Partial Vesting, Future Awards, or Continuous Service	11
19. Acknowledgment	12
CONSENT OF SPOUSE OR DOMESTIC PARTNER	13
EXHIBIT A: EXERCISE NOTICE	1

ONE STOP SYSTEMS, INC. 2015 STOCK OPTION PLAN

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Option Agreement”) between One Stop Systems, Inc., a California corporation (the “Company”) and the Grantee named in the Notice of Stock Option Award below (the “Notice”) is effective as of the Date of Award and sets forth the terms and conditions governing the Award Number set forth in the Notice.

A.         NOTICE OF STOCK OPTION AWARD.

1.         Grant of Option.

Grantee: ___________________

The Company grants to you an option (the “Option”) to purchase the Shares of the Company’s Common Stock at the Exercise Price as follows:

Award Number

Date of Award

Vesting Commencement Date

Exercise Price per Share	$

Total Number of Shares (“Shares”)

Total Exercise Price	$

Type of Option (check one)	☐ Incentive Stock Option

☐ Nonqualified Stock Option

2.         Vesting Schedule. The Shares subject to the Option may be exercised, in whole or in part, after they become vested in accordance with the vesting schedule below, and unvested Shares may not be exercised, except as otherwise set forth in this Option Agreement and the Plan. Subject to the Grantee’s Continuous Service through the applicable vesting date, the Option will vest in accordance with the following schedule: thirty three and one-third percent (33 1/3%) of the Shares subject to the Option will vest twelve (12) months after the Vesting Commencement Date, and 1/12 of the Shares subject to the Option will vest each quarter thereafter.

3.         Termination of the Option.

(a)         This Option will terminate on the date that is ten (10) years after the Date of Award (the “Expiration Date”), unless terminated sooner as set forth below. Notwithstanding any provision of this Option Agreement to the contrary, if the Grantee holds more than ten percent

STOCK OPTION AGREEMENT

(10%) of the voting power of all classes of stock of the Company as of the Date of Award set forth above, the Expiration Date of any Incentive Stock Option issued to the Grantee will be five (5) years after the Date of Award.

(b)         If the Grantee’s Continuous Service terminates for any reason, the Option will terminate, to the extent the Option has not been exercised, on completion of the applicable period set forth below (the “Post-Termination Exercise Period”), except as provided in Section B.6. of this Option Agreement.

(c)         If the Grantee’s Continuous Service terminates as a result of the Grantee’s Disability, the Grantee may, to the extent the Option had vested on the date of such termination (the “Termination Date”), exercise the Option for twelve (12) months after the Termination Date.

(d)        If the Grantee’s Continuous Service terminates as a result of the Grantee’s death, the Grantee’s successor in interest may, to the extent the Option had vested on the date of the Termination Date, exercise the Option for twelve (12) months after the Termination Date.

(e)         If the Grantee’s Continuous Service is terminated for Cause, the Grantee’s right to exercise the Option will terminate on the Termination Date, except as otherwise determined by the Administrator in its sole discretion.

(f)         If the Grantee’s Continuous Service terminates for any other reason, the Grantee may, to the extent the Option had vested on the Termination Date, exercise the Option for three (3) months after the Termination Date.

(g)         Notwithstanding anything in this Section to the contrary, in no event will the Option be exercised later than the Expiration Date.

(h)         To the extent the Grantee is not entitled to exercise the Option on the Termination Date and to the extent the Grantee does not exercise the Option within the applicable Post-Termination Exercise Period, the Option will terminate. The Grantee will have no right to exercise any portion of the unvested Shares, except as otherwise determined by the Administrator in its sole discretion.

B.         TERMS AND CONDITIONS OF OPTION.

1.         Terms of Option.

(a)         This Option is granted under the One Stop Systems, Inc. 2015 Stock Option Plan, as amended (the “Plan”), and is subject to the terms and conditions of the Plan and this Option Agreement (including both the Notice and the following Terms and Conditions). Both the Plan and Option Agreement contain important terms and restrictions covering this Option. The Plan is incorporated into this Option Agreement by reference in its entirety. Unless otherwise defined herein, the terms defined in the Plan will have the same defined meanings in this Option Agreement.

(b)         If designated in the Notice as an Incentive Stock Option, the Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, to the extent

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STOCK OPTION AGREEMENT

the Option exceeds the One Hundred Thousand Dollars ($100,000) limit in Section 422, such excess Option will be treated as a Nonqualified Stock Option.

(c)         The Exercise Price designated in the Notice must not be less than the Fair Market Value on the Date of Award. The Exercise Price is intended to be at least the Fair Market Value on the Date of Award, but if it is subsequently determined the Exercise Price was less than the actual Fair Market Value on the Date of Award, the parties agree to work in good faith and in compliance with Applicable Laws to adjust the Exercise Price to the extent possible so it is no less than the Fair Market Value on the Date of Award.

(d)         The Fair Market Value has been determined by the Board of Directors, and the Company believes the valuation is in good faith compliance with the requirements of Section 422 of the Code (so the Option, if designated as an Incentive Stock Option, will qualify as an Incentive Stock Option) and Section 409A of the Code (so the Option will be exempt from Section 409A). The Grantee understands, however, there is no guarantee the Internal Revenue Service (“IRS”) will agree with the Fair Market Value determination, and it is possible the IRS could successfully assert the Fair Market Value on the Date of Award is greater than the value determined by the Board of Directors. If the Internal Revenue Service were to succeed in a determination the Fair Market Value on the Date of Award is greater than the Exercise Price, the Option, if designated as an Incentive Stock Option, would no longer qualify as an Incentive Stock Option, and the Option would no longer be exempt from Section 409A and would likely violate Section 409A. Any additional taxes, interest, and penalties due would be payable by the Grantee, and the Company has no obligation to reimburse the Grantee for that tax liability. The Grantee assumes all responsibility for such potential tax liability.

2.         Exercise of Option.

2.1         Right to Exercise. The Option will be exercisable during its term to the extent it has vested in accordance with the Vesting Schedule set out in the Notice. The Option will be subject to the provisions of Section 10 of the Plan relating to the exercisability or termination of the Option in the event of a Corporate Transaction. The Option may not be exercised if the issuance of the Shares subject to the Option at the time of such exercise would constitute a violation of any Applicable Laws and any applicable provision of the Plan and Option Agreement. No partial exercise of the Option may be for less than the lesser of five percent (5%) of the total number of Shares subject to the Option or the remaining number of Shares subject to the Option. In no event will the Company issue fractional Shares.

2.2         Method of Exercise. Any exercise of the Option will occur at the principal office of the Company. To exercise the Option, the Grantee and, if applicable, Grantee’s spouse must do the following:

(a)         Complete and sign the Exercise Notice (attached as Exhibit A);

(b)         Deliver the Exercise Notice and full payment of the Exercise Price (in a manner authorized by Section B.4. below) either in person, by certified mail, or by any other method approved by the Administrator; and

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STOCK OPTION AGREEMENT

(c)       Make arrangements acceptable to the Company for satisfaction of any applicable taxes as described in Subsection B.2.4 below.

2.3       Exercise Date. Any exercise of the Option will be deemed effective on the date that the Company has received a fully executed Exercise Notice accompanied by the full Exercise Price. The Shares will be considered transferred on such exercise date.

2.4       Taxes. No Shares will be delivered to the Grantee or other person in accordance with the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Company for the satisfaction of all applicable income tax, employment tax, and social security tax withholding obligations. On exercise of the Option, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy such tax withholding obligations. In the case of an Incentive Stock Option, the Grantee also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the Award Date or within one (1) year from the date that the Shares were transferred to the Grantee. If the Company is required to satisfy any federal, state, or local income or employment tax withholding obligations as a result of such an early disposition, the Grantee agrees to satisfy the amount of such withholding in a manner prescribed by the Company.

2.5       Certificate. Except as otherwise provided in this Option Agreement or the Plan, as soon as practicable after the Grantee has satisfied all of the obligations of this Section, the Company will prepare a certificate representing the Shares purchased by the Grantee in the names set forth in the Exercise Notice. If required by the Option Agreement or any attachments, the Shares will be held in escrow.

3.         Grantee’s Representations.

(a)       The Grantee understands neither the Option nor the Shares exercisable in accordance with the Option have been registered under the Securities Act of 1933, as amended, or any other United States securities laws.

(b)       The Grantee represents the person who signs the spousal consent for this Option Agreement, as well as any Exercise Notice, is the Grantee’s spouse or domestic partner. If no one has signed the spousal consent, the Grantee represents the Grantee has no spouse or domestic partner.

4.         Method of Payment. Payment of the Exercise Price will be made by any of the following, or a combination thereof, at the election of the Grantee; provided, however, such exercise method does not then violate any Applicable Law:

(a)       Cash or check;

(b)       Surrender of Shares, or directing the Company to withhold Shares otherwise deliverable on exercise of the Option, in a manner acceptable to the Administrator, which have a Fair Market Value on the date of exercise equal to the aggregate Exercise Price of the Shares as to

4

STOCK OPTION AGREEMENT

which the Option is being exercised (but only to the extent such use of Shares would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price); or

(c)         If the exercise occurs on or after the Registration Date, payment through any cashless exercise program that may be established by the Company or a Company-designated brokerage firm under the Plan;

5.         Restrictions on Exercise. The Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company. If the Grantee is an employee of the Company or a Related Entity and is not exempt from the overtime requirements under either federal or state wage and hour law, Grantee may not exercise any Shares during the six (6)-month period following the Date of Award, except as authorized by Grantee’s employer in its sole discretion.

6.         Terminations, Leaves, and Changes in Continuous Service.

6.1         Changes in Continuous Service. In the event of the Grantee’s change in status from Employee, Director, or Consultant to any other status as Employee, Director, or Consultant, the Option will remain in effect and will continue to vest, except if the Grantee changes from an Employee to a Consultant or Director or from an Employee whose customary employment is twenty (20) hours or more per week to an Employee whose customary employment is fewer than twenty (20) hours per week, the Administrator may, in its discretion, cease the vesting of the Option as of such change in status. An Incentive Stock Option will cease to be treated as an Incentive Stock Option following a change in status to the extent required by the Code.

6.2         Leaves of Absence. During any leave of absence authorized by the Grantee’s employer, the Option will remain in effect, and the vesting of the Option will cease after the leave of absence exceeds a period of ninety (90) days, unless continued vesting is required by applicable law. Vesting of the Option will resume on the Grantee’s termination of the leave of absence and return to service to the Company or a Related Entity. If the Option is an Incentive Stock Option and the leave of absence does not satisfy the applicable provisions of the Code, the Grantee must exercise the Incentive Stock Option within the time period required by the Code, or the Option will cease to be treated as an Incentive Stock Option.

6.3         Transfers and Reorganizations. If a transfer of the Grantee or any spinoff, sale, transaction, or other change in the Grantee’s employer does not interrupt the Grantee’s Continuous Service, the Option will remain in effect and will continue to vest, except to the extent otherwise determined by the Administrator in its sole discretion. If a transfer of the Grantee or any spinoff, sale, transaction, or other change in the Grantee’s employer results in a termination of the Grantee’s Continuous Service, the Grantee’s Continuous Service will be deemed terminated on the date of such transfer, transaction, or change, except to the extent otherwise determined by the Administrator in its sole discretion.

6.4         Disability of Grantee. If the Option is an Incentive Stock Option and the Grantee’s employment terminates as a result of a Disability that does not qualify as a “disability” under the applicable provisions of the Code, the Grantee must exercise the Incentive Stock Option within the time period required by the Code, or the Option will cease to be treated as an Incentive Stock Option.

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STOCK OPTION AGREEMENT

6.5         Post-Termination Death of Grantee. In the event of the Grantee’s death during the Post-Termination Exercise Period, the Grantee’s estate, or a person who acquired the right to exercise the Option by bequest or inheritance, may exercise the Option, but only to the extent the Grantee could exercise the Option on the Termination Date, within the Post-Termination Exercise Period set forth in the Notice applicable if the Grantee’s Continuous Service had terminated as a result of the Grantee’s death, except such Post-Termination Exercise Period will commence on the date of death rather than termination. The Option may not be exercised later than the Expiration Date. If the Option is not exercised to the extent so entitled within the time specified herein, the Option will terminate.

7.         Transferability of Option. The Option, if an Incentive Stock Option, may not be transferred in any manner other than by will or by the laws of descent and distribution and may be exercised during the lifetime of the Grantee only by the Grantee. The Option, if a Nonqualified Stock Option, may be transferred by will, by the laws of descent and distribution, and to the extent and in the manner authorized by the Administrator, to members of the Grantee’s immediate family (as determined by the Administrator) or under a domestic relations order. The terms of the Option will be binding on any executors, administrators, heirs, successors, and assigns of the Grantee.

8.         Company’s Right of First Refusal. Neither the Grantee nor a transferee (either being sometimes referred to herein as the “Holder”) will sell, pledge, encumber, or otherwise transfer (including transfers by operation of law) any Shares or any right or interest therein without first complying with the provisions of this Section or obtaining the prior written consent of the Company.

(a)       Transfer Notice. The Holder will provide the Company with written notice (the “Transfer Notice”) stating:

(i)       The Holder’s bona fide intention to sell or otherwise transfer the Shares;

(ii)       The name of the proposed transferee;

(iii)       The number of Shares to be transferred (the “Offered Shares”); and

(iv)       The bona fide cash price or other consideration for which the Holder proposes to transfer the Shares, and the terms thereof.

(b)       Exercise of Right of First Refusal. At any time during the forty-five (45) day period after receipt of the Transfer Notice (the “Option Period”), the Company will have the right to purchase (the “Right of First Refusal”) all, but not less than all, of the Offered Shares at a price determined by Subsection (c) below, which Right of First Refusal will be exercised by written notice (the “First Refusal Exercise Notice”) to the Holder.

(c)       Payment Terms. The purchase price for the Offered Shares will be the price stated in the Transfer Notice. In the event the Transfer Notice provides for payment in consideration other than cash, the Company (or its assign(s) as provided in Section B.8(d) below) will have the right to pay for the Offered Shares by the cash equivalent value of the consideration described in the Transfer Notice as determined by the Administrator in good faith. The Company (or its assign(s)) will pay the purchase price for the Offered Shares to the Holder by cash, check, cancellation of any

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STOCK OPTION AGREEMENT

indebtedness to the Company, any consideration stated in the Transfer Notice, or a combination thereof, within fifteen (15) days after delivery of the First Refusal Exercise Notice or in the manner and at the times set forth in the Transfer Notice. On payment for the Offered Shares to the Holder or into escrow for the benefit of the Holder, the Company (or its assign(s)) will become the legal and beneficial owner of the Offered Shares and all rights and interest therein or related thereto, and the Company will have the right to transfer the Offered Shares to its own name or its assigns without further action by the Holder.

(d)         Assignment. Whenever the Company has the right to purchase Shares under this Right of First Refusal, the Company may designate or assign one or more employees, officers, directors, or shareholders of the Company or other persons or organizations to exercise all or a part of the Company’s Right of First Refusal.

(e)         Holder’s Right to Transfer. If the Company (or its assign(s)) does not elect to exercise the Right of First Refusal within the Option Period or such earlier time in which the Company (or its assign(s)) notifies the Holder it will not exercise the Right of First Refusal, then the Holder may transfer the Shares on the terms and conditions stated in the Transfer Notice, provided the transfer is made within one hundred twenty (120) days of the expiration of the Option Period, the transfer complies with all Applicable Laws, and the transferee agrees in writing such Shares will be held subject to the provisions of this Option Agreement. No transfer of the Offered Shares following such one hundred twenty (120) day period and no transfer in accordance with terms that are different than the terms stated in the Transfer Notice (including the name of the proposed transferee) will be permitted without a new written Transfer Notice prepared and submitted in accordance with the requirements of this Right of First Refusal.

(f)         Exception for Certain Family Transfers. Anything to the contrary in this Section B.8 notwithstanding, the transfer of any or all of the Shares during the Grantee’s lifetime or on the Grantee’s death by will or intestacy to the Grantee’s Immediate Family or a trust for the benefit of the Grantee or the Grantee’s Immediate Family will be exempt from the provisions of this Right of First Refusal (a “Permitted Transfer”). In a Permitted Transfer, the transferee will receive and hold the Shares so transferred subject to the provisions of this Option Agreement, and there will be no further transfer of such Shares except in accordance with the terms of this Option Agreement. “Immediate Family” as used herein will mean spouse, domestic partner (as determined by the Administrator), child, lineal descendant or antecedent, father, mother, brother, or sister, and the lineal descendants of such individuals.

(g)         Termination of Right of First Refusal. The provisions of this Right of First Refusal will terminate as to all Shares on the Registration Date.

(h)         Additional Shares or Substituted Securities. In the event of any transaction described in Section 10 of the Plan, any new, substituted, or additional securities or other property that by reason of any such transaction is distributed with respect to the Shares will be immediately subject to the Right of First Refusal, but only to the extent the Shares are at the time covered by such right.

(i)         Corporate Transaction. Immediately prior to the consummation of a Corporate Transaction, the Right of First Refusal will automatically lapse in its entirety, except to the extent this Option Agreement is assumed by the successor corporation (or its Parent) in connection with such Corporate Transaction, in which case the Right of First Refusal will apply to the new capital

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STOCK OPTION AGREEMENT

stock or other property received in exchange for the Shares in consummation of the Corporate Transaction, but only to the extent the Shares are at the time covered by such right.

9.         Lock-up Agreement. The Grantee, if requested by the Company and lead underwriter of any public offering of the Common Stock or other securities of the Company (the “Lead Underwriter”), hereby irrevocably agrees not to sell, contract to sell, grant any option to purchase, transfer the economic risk of ownership in, make any short sale of, pledge, or otherwise transfer or dispose of any interest in any Common Stock or any securities convertible into or exchangeable or exercisable for, or any other rights to purchase or acquire, Common Stock (except Common Stock included in such public offering or acquired on the public market after such offering or as authorized in writing by the Company and the Lead Underwriter) during the period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, as the Lead Underwriter will specify, which will not exceed one hundred eighty (180) days (plus any additional period as may be reasonably requested by the Company or Lead Underwriter to accommodate regulatory restrictions on (a) the publication or other distribution of research reports and (b) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto). The Grantee further agrees the Company may impose stop-transfer instructions with respect to such Common Stock until the end of such period. The Grantee agrees to sign such documents as may be requested by the Lead Underwriter to effect the foregoing and, if requested by the Company or Lead Underwriter, to provide such information as may be required by the Company or Lead Underwriter in connection with the completion of the public offering. The Company and Grantee acknowledge each Lead Underwriter of a public offering of the Company’s stock, during the period of such offering and for the 180-day period thereafter, is an intended beneficiary of this Section.

10.         Stop-Transfer Notices and Refusal to Transfer.

10.1       Stop-Transfer Notices. To ensure compliance with the restrictions on transfer set forth in this Option Agreement or the Plan, the Company may issue appropriate stop-transfer instructions to its transfer agent, if any, and if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

10.2       Refusal to Transfer. The Company will not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Option Agreement or (b) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

11.         Clawbacks. Grantee irrevocably agrees this Option is conditioned on Grantee’s obligation to repay any amount received or benefit obtained from the Option (including proceeds from the sale of the Shares or amounts received on the termination of the Option pursuant to a Corporate Transaction) under the following circumstances: (a) any circumstances requiring a clawback (or required to be covered in a clawback policy) under any Applicable Law; or (b) any circumstances set forth in a clawback or similar policy that is approved by the Administrator and applies generally to a class of Employees, Consultants, or Directors that includes the Grantee, including any such policy that may be approved after the date the Option is granted or exercised. The manner of repaying an amount subject to this clawback provision will be set forth in the applicable policy or determined by the Administrator in its sole discretion.

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STOCK OPTION AGREEMENT

12.      Tax Consequences. Set forth below is a brief summary, as of the date of this Option Agreement, of some of the federal tax consequences of exercise of the Option and disposition of the Shares. This summary is necessarily incomplete, and the tax laws and regulations are subject to change. The Grantee should consult the Grantee’s own tax adviser before exercising the option or disposing of the Shares. The Company and its advisors cannot give Grantee tax advice, and the Grantee may not rely on the information in this Section or any other information from the Company or its advisors regarding the tax consequences of Awards.

(a)       Exercise of Incentive Stock Option. If the Option qualifies as an Incentive Stock Option, there will be no regular federal income tax liability on the exercise of the Option, although the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price will be treated as income for purposes of the alternative minimum tax for federal tax purposes and may subject the Grantee to the alternative minimum tax in the year of exercise. The option will lose its Incentive Stock Option treatment if it is exercised later than (i) the date that is three (3) months after termination of the Grantee’s employment with the Company or (ii) in the event of Disability, the date that is one (1) year after termination of employment. In the event of the Grantee’s death, the option would be eligible for Incentive Stock Option treatment only if the Grantee dies while employed by the Company or within the three (3) month period after the Grantee’s employment terminates.

(b)       Exercise of Nonqualified Stock Option. On exercise of a Nonqualified Stock Option, the Grantee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Shares on the date of exercise over the Exercise Price. If the Grantee is an Employee or a former Employee, the Company will be required to withhold from the Grantee’s compensation or collect from the Grantee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(c)       Disposition of Shares. In the case of a Nonqualified Stock Option, if Shares are held for more than one (1) year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. In the case of an Incentive Stock Option, if Shares transferred in accordance with the Option are held for more than one (1) year after receipt of the Shares and are disposed of more than two (2) years after the Date of Award, any gain realized on disposition of the Shares will also be treated as long-term capital gain for federal income tax purposes. If Shares purchased under an Incentive Stock Option are disposed of before the expiration of such one (1) year or two (2) year periods, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the difference between the Exercise Price and the lesser of (i) the Fair Market Value of the Shares on the date of exercise or (ii) the sale price of the Shares. Any additional gain will be treated as capital gain for federal income tax purposes.

13.      Restrictive Legends. On exercise of the Option, the Grantee understands and agrees the Company will cause the legends set forth below, or legends substantially equivalent thereto, to be placed on any certificate(s) evidencing ownership of the Shares, together with any other legends that may be required by the Company or by state or federal securities laws:

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STOCK OPTION AGREEMENT

(a)      Securities Law Restrictions:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE “ACT”) OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE, TRANSFER, PLEDGE, OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

(b)      Option Agreement Restrictions:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A RIGHT OF FIRST REFUSAL HELD BY THE ISSUER OR ITS ASSIGNEE(S), AS SET FORTH IN THE OPTION AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

(c)      Removal of Legend. If, in the opinion of the Company and its counsel (in their sole discretion), any of the legends on a certificate representing the Shares is no longer required, the Grantee will be entitled to exchange such certificate for a new certificate representing the Shares without such legend.

14.      Notices. Any notice required or permitted hereunder will be given in writing and will be deemed effectively given on personal delivery, on deposit in the United States mail by certified mail (if the parties are within the United States), or on deposit for delivery by a mail courier service, with postage and fees prepaid, addressed as follows: (a) to the Company at the then-current address of the Company’s headquarters, or (b) to the Grantee or any subsequent Holder at the last address on record with the Company. Grantee and any subsequent Holder will be obligated to notify the Company in writing of any change in address.

15.      Electronic Delivery of Documents. Grantee consents to electronic delivery of any documents relating to this Option and the Plan, any documents required to be delivered to the Company’s shareholders or option holders, and any disclosures required by Applicable Laws. This consent may be withdrawn at any time on written notice to the Company.

16.      Interpretation, Modification, and Enforcement of Option Agreement.

16.1      Entire Agreement, Choice of Law. The Plan and Option Agreement constitute the entire agreement with respect to this Option and supersede all prior or contemporaneous agreements and representations of the Company and Grantee with respect to this Option (including, but not limited to, any prior notices or option agreements with the same Award Number and any references to this Option in an offer letter or employment agreement). The Plan and Option Agreement are to be construed in accordance with and governed by the internal laws of the State of California, without giving effect to any choice-of-law rule that would cause the application of the laws of any other jurisdiction.

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STOCK OPTION AGREEMENT

16.2        Assignment, Binding Effect. The Company may assign any of its rights under the Option Agreement to single or multiple assignees, and the Plan and Option Agreement will be binding on and will inure to the benefit of the successors, heirs, executors, administrators, permitted transferees, and permitted assigns of the parties.

16.3        Captions, Decisions of Administrator. The captions used in the Plan and Option Agreement are inserted for convenience and will not be deemed a part of the agreement for construction or interpretation. The parties agree to accept as final and binding all decisions and interpretations of the Administrator on any issues arising under the Plan or this Option.

16.4        Modification, Waiver, No Third Party Rights. The Option Agreement may not be modified adversely to the Grantee’s interest except in a writing signed by the Company and Grantee, unless the Administrator determines the amendment is necessary to comply with any Applicable Law or to avoid adverse accounting treatment. The Option will be subject to any modifications to the Plan that are made in accordance with the terms of the Plan. No waiver of any right in the Option Agreement will be effective unless in writing. Nothing in the Plan and Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

16.5        Enforceability. Should any provision of the Plan or Option Agreement be determined by a court of law to be illegal or unenforceable, such provision will be enforced to the fullest extent allowed by law and the other provisions will nevertheless remain effective and will remain enforceable.

16.6        Further Assurances. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of the Plan and Option Agreement.

17.       No Rights as Shareholder Prior to Exercise. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder will exist with respect to the Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Subsection 10.1 of the Plan. The Grantee will enjoy rights as a shareholder until such time as the Grantee disposes of the Shares or the Company (or its assign(s)) exercises the Right of First Refusal.

18.       No Rights to Partial Vesting, Future Awards, or Continuous Service. The Grantee acknowledges and agrees as follows:

(a)      The Grantee’s right to any Shares subject to the Option will vest, if at all, only as set forth in the vesting schedule in the Notice, and Grantee will not have any rights at all with respect to Shares before they have vested, except as otherwise provided in this Option Agreement. If Grantee’s Continuous Service is terminated, with or without cause, prior to any vesting date or event, Grantee will not be entitled to any vesting of any portion of the Shares that would have vested on the vesting date or event, except as otherwise provided in this Option Agreement.

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STOCK OPTION AGREEMENT

(b)         Nothing in the Option Agreement or the Plan (including, but not limited to, the Administrator’s past history of granting Awards under the Plan) will confer on the Grantee any right with respect to future awards.

(c)         Except as otherwise provided in a written agreement signed by an authorized officer of the Company (or any Related Entity for which Grantee is providing services), both the Grantee and Company have the right to terminate Grantee’s Continuous Service at will, with or without cause, and at any time, with or without notice, and nothing in the Option Agreement or the Plan will confer on the Grantee any right with respect to the continuation of Grantee’s Continuous Service.

19.      Acknowledgment. By signing this Option Agreement, the Grantee acknowledges the Grantee has received a copy of the Plan and this Option Agreement, represents the Grantee has reviewed the Plan and this Option Agreement in their entirety, acknowledges the Grantee has had an opportunity to obtain the advice of counsel before executing this Option Agreement, and accepts the Option subject to all of the terms and provisions of the Plan and this Option Agreement. This Option Agreement may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

The Grantee represents the Grantee is a bona fide resident of the state of                             .

Offered by:	COMPANY

Date:	One Stop Systems, Inc.,
a California corporation

By:
Stephen D. Cooper, President and Chief Executive Officer

Address: 2235 Enterprise Street, Suite 110
Escondido, California 92029

Accepted by:	GRANTEE

Date:	Signature:

Printed Name:

Address:

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CONSENT OF SPOUSE OR DOMESTIC PARTNER

I,                         , spouse or domestic partner of the Grantee, have read and hereby approve the Option Agreement. In consideration of the Company’s granting my spouse or domestic partner the Option, I hereby agree any community property or similar interest I may have in the Shares will be bound irrevocably by the Option Agreement and Plan. I hereby appoint my spouse or domestic partner as my attorney-in-fact with respect to any amendment or exercise of any rights regarding the Option.

Date:	Signature:

Printed Name:

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EXHIBIT A

ONE STOP SYSTEMS, INC. 2015 STOCK OPTION PLAN

EXERCISE NOTICE

USE THIS FORM WHEN YOU EXERCISE SHARES

(SEE SUBSECTION B.2.2 IN THE OPTION AGREEMENT)

To One Stop Systems, Inc.:

I hereby elect to exercise my option to purchase shares of Common Stock under the One Stop Systems, Inc. 2015 Stock Option Plan, as amended (the “Plan”), and in accordance with the Stock Option Agreement for Award Number                      dated                      (the “Option Agreement”), as follows:

Total Number of Shares Purchased (“Shares”):

Exercise Price per Share:	$

Total Purchase Price (“Purchase Price”):	$

1.      Method of Exercise. The Purchase Price must be paid by one or more of the methods set forth in Section B.4 of the Option Agreement. I select the following method(s) of payment:

2.      Name on Certificate. The Certificate(s) for the Shares will be issued in my name as written at the end of the Option Agreement or, with the approval of the Company, in the following names:

3.      Terms of Exercise. This exercise of the Option is subject to the terms and conditions of this Exercise Notice as well as the terms and conditions of the Plan and Option Agreement, both of which are incorporated into this Exercise Notice by reference in their entirety. Unless otherwise defined herein, the terms defined in the Plan and Option Agreement will have the same defined meanings in this Exercise Notice. I acknowledge I am acquiring the Shares subject to all of the terms and restrictions in the Option Agreement, including, but not limited to, the Right of First Refusal and the Lock-up Agreement, and the Shares will be printed with the legends set forth in Section B.13 of the Option Agreement.

4.      Taxes. I understand I may suffer adverse tax consequences as a result of my purchase or disposition of the Shares. Some of the tax consequences are summarized in Section B.12 of the Option Agreement. The Company advises me to consult with my own tax consultants in connection with the purchase or disposition of the Shares, and I have done so to the extent I consider advisable. I am not relying on the Company for any tax advice.

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EXERCISE NOTICE

5.         Risk of Investment. I am aware my purchase of the Shares is a speculative investment that has limited liquidity and may be completely lost. I am willing and able to take the risk of a complete loss of my investment.

6.         Investment Representations. I understand the Shares have not been registered under the Securities Act of 1933 in reliance on a specific exemption therefrom and the exemption depends on, among other things, the bona fide nature of my investment representations below. On the basis of this understanding, I make the following representations to the Company, and the Company will rely on these representations unless the Shares have been registered under the Securities Act at the time of exercise:

(a)      I am aware of the Company’s business affairs and financial condition and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares.

(b)      I am acquiring and will hold the Shares for investment for my own account only and not with a view to, or for resale in connection with, any “distribution” of the Shares within the meaning of the Securities Act.

(c)      I understand the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or unless I obtain an opinion of counsel satisfactory to the Company that registration is not required. I further understand the Company is under no obligation to register the Shares.

(d)      I understand the Shares, which were acquired in a nonpublic offering, are considered “restricted securities” under the Securities Act, and the Securities and Exchange Commission has adopted Rules 144 and 701 under the Securities Act, which permit limited public resale of “restricted securities” subject to the satisfaction of certain conditions. These conditions may include, but are not limited to, the following: certain current public information about the Company is available, the sale occur after a particular holding period, the sale be made through an unsolicited broker’s transaction, the amount of securities being sold during any three (3)-month period not exceed specific limits, and certain forms published by the Securities and Exchange Commission have been timely filed. I understand these conditions have not been satisfied and the Company is under no obligation to satisfy these conditions.

(e)      I agree not to sell or otherwise dispose of the Shares except in compliance with Rule 144 under the Securities Act and any other applicable rule under the Securities Act, the Securities Exchange Act of 1934, or any other Applicable Law, and in compliance with any applicable policies or procedures adopted by the Company (including, but not limited to, insider trader restrictions and pre-clearance procedures) that, in the opinion of counsel for the Company, are necessary or desirable for compliance with any Applicable Law.

7.         Exercise Date. The effective date of this exercise will be as set forth in Subsection B.2.3 of the Option Agreement.

8.         Acknowledgment. By signing this Exercise Notice, I acknowledge I have received, read, and understood this Exercise Notice, the Plan, and the Option Agreement and agree to be bound by

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EXERCISE NOTICE

their terms. This Exercise Notice may be executed in two or more counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

Submitted by:	GRANTEE

Date:	Signature:

Printed Name:

Address:

Accepted by:	COMPANY

Date:	One Stop Systems, Inc.,
a California corporation

By:
Stephen D. Cooper, President and Chief Executive Officer

Address: 2235 Enterprise Street, Suite 110
Escondido, California 92029

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CONSENT OF SPOUSE OR DOMESTIC PARTNER

I,                                         , spouse or domestic partner of the Grantee, have read and hereby approve the foregoing Exercise Notice. In consideration of the Company’s granting my spouse or domestic partner the right to purchase the Shares as set forth in the Exercise Notice, I agree any community property or similar interest I may have in the Shares will be bound irrevocably by the Exercise Notice, the Option Agreement, and the Plan. I hereby appoint my spouse or domestic partner as my attorney-in-fact with respect to any amendment or exercise of any rights with respect to the Option.

Date:	Signature:

Printed Name:

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